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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statements (Form S-8) pertaining to the Fabri-Centers of America, Inc.'s Executive Incentive Plan (Nos. 2-73332 and 33-49688), the Employee Savings and Profit Sharing Plan (No. 33-32809), the 1988 Stock Option Plan for Non-Employee Directors (No. 33-38681) and the 1990 Employees Stock Option and Stock Appreciation Rights Plan (Nos. 33-37355 and 33-49690).





Arthur Andersen LLP
Cleveland, Ohio,
April 25, 1996.





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